Exhibit 99.1

United Online Reports First Quarter Results

•                  Content & Media Grows to 51% of All Pay Accounts and 34% of Total Revenues

•                  Record Quarterly Growth of 265,000 Content & Media Pay Accounts

•                  Strong Growth in Advertising Revenues

WOODLAND HILLS, Calif., MAY 1, 2007 — United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its first quarter ended March 31, 2007.

“United Online delivered an impressive first quarter, which was particularly strong for our growing Content & Media segment that now represents 34% of total revenues and 51% of total pay accounts,” commented Mark R. Goldston, chairman and chief executive officer.  “Eclipsing the 50% threshold in our pay account mix is another important milestone in our Content & Media diversification strategy that began in 2004.  Importantly, our Communications segment continued to generate strong adjusted OIBDA, enabling us to invest significantly in the Content & Media segment while continuing to return cash to shareholders.”

Summary Results:

The following table summarizes key financial results for the first quarter ended March 31, 2007:

	(in millions, except per share and account figures)
Financial Highlights	Q1 2007	Q1 2006	% Change
Content & Media revenues	$44.2	$27.0	64%
Communications revenues	85.7	100.3	-15%
Consolidated revenues	$129.9	$127.3	2%

GAAP operating income	$22.1	$20.6	8%
Adjusted OIBDA(1)	$34.4	$34.6	-1%

GAAP net income	$13.0	$12.7	3%
GAAP net income per diluted share	$0.19	$0.20	-5%

Adjusted net income(2)	$18.5	$18.1	2%
Adjusted net income per diluted share(2)	$0.27	$0.27	—

Change in total pay accounts(3)	+130,000	+84,000

•                  Advertising revenues were $33.5 million, an increase of 107% versus the year-ago quarter.

•                  Content & Media revenue growth reflects a combination of organic growth and the impact of the April 2006 acquisition of MyPoints.

•                  GAAP net income was $0.19 per diluted share, versus $0.20 per diluted share in the prior year quarter, which included a positive $0.02 adjustment from the cumulative effect of change in accounting principle.

•                  The slight decline in adjusted OIBDA reflects increased investment in the Content & Media growth opportunity, including investment in sales and marketing initiatives.

•                  Pay accounts and active accounts totaled 5.0 million and 20.1 million, respectively, at March 31, 2007.

“Our continued investment in Content & Media enabled United Online to deliver improved results,” Goldston continued.  “We added 265,000 Content & Media pay accounts during the first quarter, representing record performance for segment organic growth.  The large increase in pay accounts is primarily attributable to the success of several new features introduced during the past few months. We were also pleased that Content & Media revenues grew on a sequential basis in the first quarter, despite the period being seasonally slower for advertising sales relative to the fourth-quarter holiday period.”

Cash Flow, Balance Sheet and Dividend Highlights:

•                  United Online generated $25.2 million in cash flows from operations and $20.3 million in free cash flow(4) during the first quarter of 2007.

•                  Cash balances at March 31, 2007 increased to $168.0 million from $162.4 million at December 31, 2006, including cash, cash equivalents and short-term investments.

•                  During the first quarter of 2007, the company paid $13.7 million in dividends and repurchased $2.7 million in common stock (to satisfy tax withholding on vested restricted stock units).

•                  As announced separately today, the company’s Board of Directors has declared a regular quarterly cash dividend of $0.20 for the ninth consecutive quarter.  The record date of the dividend is May 14, 2007, and the dividend is payable on May 31, 2007.

First Quarter 2007 Segment Results:

Content & Media:

	(in millions, except percentages)
Financial Highlights	Q1 2007	Q1 2006	% Change
Billable services revenues	$23.4	$20.5	14%
Advertising revenues	20.8	6.5	221%
Segment revenues	$44.2	$27.0	64%
% of consolidated revenues	34.0%	21.2%

Segment income from operations	$5.8	$6.3	-8%
Segment adjusted OIBDA(1)	$5.8	$6.3	-8%
as % of segment revenues(1)	13.1%	23.3%

•                  Content & Media pay accounts increased by 265,000 during the first quarter to 2.5 million. The segment represented 50.6% of total pay accounts at March 31, 2007.

•                  The decline in segment adjusted OIBDA primarily reflects increased investment spending, particularly in sales and marketing initiatives.

Communications:

	(in millions, except percentages)
Financial Highlights	Q1 2007	Q1 2006	% Change
Billable services revenues	$73.0	$90.7	-20%
Advertising revenues	12.7	9.7	31%
Segment revenues	$85.7	$100.3	-15%
% of consolidated revenues	66.0%	78.8%

Segment income from operations	$32.8	$33.5	-2%
Segment adjusted OIBDA(1)	$32.8	$33.5	-2%
as % of segment revenues(1)	38.3%	33.4%

•                  Communications pay accounts declined by 135,000 to 2.5 million, and represented  49.4% of total pay accounts at March 31, 2007.

•                  The increase in segment adjusted OIBDA as a percentage of segment revenues reflects the company’s focus on managing the Communications segment for profitability and cash flow.

Other:

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA(1) were ($4.2) million, versus ($5.1) million in the year-ago quarter.

United Online President and Chief Financial Officer Charles S. Hilliard commented, “The combination of Content & Media diversification and financial discipline enabled us to deliver solid profitability as we manage our maturing Communications segment.  We are also pleased with our strong cash flow, as consolidated free cash flow more than doubled from the year-ago quarter.”

“With our outstanding Q1 performance,” Hilliard continued, “we are increasing our 2007 operating income and adjusted OIBDA guidance and initiating formal revenue guidance for the year.”

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission. In addition, the stock-based compensation and weighted average diluted shares projections are based on estimated equity grants for 2007, and actual grants could vary significantly from those currently estimated.

Below is the company’s guidance for the June 2007 quarter and the year ending December 31, 2007 (in millions):

	Q2 2007	2007	Prior 2007 Estimate
Revenues	$128.0 - $132.0	$510.0 - $520.0	(See Footnote 5)

Operating income	$18.8 - $20.8	$86.2 - $90.2	$78.5 - $83.5
Depreciation	4.6	18.5	21.0
Amortization	3.2	12.8	19.0
Stock-based compensation	6.4	24.5	21.0
Restructuring charges	1.0	1.0	1.5
Adjusted OIBDA(1)	$34.0 - $36.0	$143.0 - $147.0	$141.0 - $146.0

Weighted average diluted shares	70.0 - 71.0	70.5 - 71.5	70.0 - 71.0

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; and impairment of goodwill, intangible assets and long-lived assets.  Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period.  Management uses adjusted OIBDA to measure the company’s performance.  The company’s board of directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations.  A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges and impairment charges.  Management compensates for this limitation by providing information about restructuring charges and impairment charges.  Management does not believe any of these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income.  A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations as set forth in the company’s Form 10-Ks and Form 10-Qs before restructuring charges and impairment of goodwill, intangible assets and long-lived assets. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of such segment’s revenues exclude certain non-cash expenses and expenses that are not reflective of the segment’s core operating results over time, these measures provide investors with additional useful information to measure the company’s segment performance, particularly with respect to changes in performance from period to period.  Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of such segment’s revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges and impairment charges related to an operating segment.  Management compensates for this limitation by providing information about restructuring charges and impairment charges by segment.  Management does not believe this limitation is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, segment income from operations.  A reconciliation to segment income from operations is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets; stock-based compensation; restructuring charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of FAS 123R, and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income and adjusted net income per diluted share provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets) and (2) expenses that are not reflective of the company’s core results over time.  Management also uses adjusted net income and adjusted net income per diluted share for this purpose.  Adjusted net income and adjusted net income per diluted share are not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income and adjusted net income per diluted share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted net income per diluted share do not have standardized meanings.  Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.  Management compensates for this limitation by presenting the most comparable GAAP measure, net income and net income per diluted share, directly ahead of adjusted net income and adjusted net income per diluted share in this earnings release and by providing a reconciliation that shows and describes the adjustments made.  Management does not believe these limitations are material, particularly when such measures are disclosed with the most comparable GAAP financial measure, net income and net income per diluted share.  A reconciliation to net income is provided in the accompanying tables.

(3) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.   A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, VoIP, social-networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days; the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days; and the number of MyPoints members who earned points or spent points within the preceding 90 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring charges.  Management believes that this measure of free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets.   This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities.  A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(5)   The company previously provided guidance of “a slight to moderate decline in total revenues for fiscal year 2007 when compared to total revenues for fiscal year 2006.”

Conference Call

United Online will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its quarterly results. A live Web cast of the call can be accessed through the Investors section of the company’s Web site at www.unitedonline.com. A recording of the call will be available on the site for seven days.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet and media services. The company’s Content & Media services include social networking (Classmates) and online loyalty marketing (MyPoints). Its Communications services include Internet access (NetZero, Juno) and email. United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding future financial performance; weighted average diluted shares; depreciation and amortization; stock-based compensation and restructuring charges. Any such forward-looking statements are not guarantees of future performance or results, and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in pay accounts and the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support existing and new products and services; the effects of seasonality; changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in stock-based compensation; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; that the company will incur additional restructuring charges or currently anticipated restructuring charges will be greater than anticipated; risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain, renew, or enter into new agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation. From time to time, the company considers acquisitions or divestitures that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:  United Online, Inc.

          Press:
          Scott Matulis
            818-287-3388
          Liz Gengl
            818-287-3076
          pr@untd.com

          Investors:
          Erik Randerson, CFA
            818-287-3350
          investor@untd.com

UNITED ONLINE, INC.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
Revenues	$129,851	$127,332
Operating expenses:
Cost of revenues(a)	29,247	29,890
Sales and marketing(a)	46,025	43,419
Product development(a)	13,471	12,816
General and administrative(a)	15,489	16,246
Amortization of intangible assets	3,495	4,389
Total operating expenses	107,727	106,760
Operating income	22,124	20,572
Interest and other income, net	1,700	1,716
Interest expense	(360)	(1,716)
Income before income taxes	23,464	20,572
Provision for income taxes	10,436	8,921
Income before cumulative effect of change in accounting principle	13,028	11,651
Cumulative effect of change in accounting principle, net of tax	—	1,041
Net income	$13,028	$12,692
Basic net income per share
Income before cumulative effect of change in accounting principle	$0.20	$0.19
Cumulative effect of change in accounting principle, net of tax	—	0.01
Basic net income per share	$0.20	$0.20
Diluted net income per share
Income before cumulative effect of change in accounting principle	$0.19	$0.18
Cumulative effect of change in accounting principle, net of tax	—	0.02
Diluted net income per share	$0.19	$0.20
Shares used to calculate basic net income per share	65,627	62,511
Shares used to calculate diluted net income per share	68,080	64,889
Shares outstanding at end of period	66,420	63,527
(a) Stock-based compensation was allocated as follows:
Cost of revenues	$194	$237
Sales and marketing	892	944
Product development	1,245	1,466
General and administrative	1,716	2,322
Total stock-based compensation	$4,047	$4,969

UNITED ONLINE, INC.
Reconciliation of Non-GAAP Financial Data
(in thousands)

	Quarter Ended March 31,
	2007	2006
Adjusted Operating Income Before Depreciation and Amortization(1)
Operating income	$22,124	$20,572
Depreciation	4,745	4,707
Amortization	3,495	4,389
Operating income before depreciation and amortization	30,364	29,668
Stock-based compensation	4,047	4,969
Adjusted operating income before depreciation and amortization	$34,411	$34,637

Reconciliation of Segment Income from Operations to Adjusted OIBDA(1)

	Quarter Ended March 31,
	2007	2006
Content & Media:
Segment income from operations	$5,765	$6,294
Restructuring charges	—	—
Impairment of goodwill, intangible assets and long-lived assets	—	—
Adjusted operating income before depreciation and amortization	$5,765	$6,294

Communications:
Segment income from operations	$32,834	$33,468
Restructuring charges	—	—
Impairment of goodwill, intangible assets and long-lived assets	—	—
Adjusted operating income before depreciation and amortization	$32,834	$33,468

UNITED ONLINE, INC.
Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2007	2006
Net income	$13,028	$12,692
Add (deduct):
Stock-based compensation	4,047	4,969
Amortization of intangible assets	3,495	4,389
Cumulative effect of change in accounting principle	—	(1,041)
	20,570	21,009
Income tax effect of adjusting entries	(2,049)	(2,923)
Adjusted net income	$18,521	$18,086
Adjusted basic net income per share	$0.28	$0.29
Adjusted net income per diluted share	$0.27	$0.27
Shares used to calculate adjusted basic net income per share	65,627	62,511
Shares used to calculate adjusted net income per diluted share(a)	69,089	65,817

(a) Includes the adjustment of shares used to calculate net income per diluted share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2007	December 31, 2006
ASSETS
Cash, cash equivalents and short-term investments	$168,011	$162,362
Accounts receivable, net	30,739	32,226
Deferred tax assets, net	71,747	71,360
Property and equipment, net	35,339	34,296
Goodwill and intangible assets, net	183,180	186,671
Other assets	17,164	16,104
Total assets	$506,180	$503,019
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$37,806	$36,550
Accrued liabilities	30,016	39,547
Member redemption liability	21,182	19,989
Deferred revenue	61,593	56,348
Capital leases	26	30
Other liabilities	4,782	3,589
Total liabilities	155,405	156,053
Stockholders’ equity	350,775	346,966
Total liabilities and stockholders’ equity	$506,180	$503,019

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,028	$12,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	12,287	14,065
Deferred taxes and other	(192)	1,135
Tax benefits from stock-based compensation	1,169	1,873
Excess tax benefits from stock-based compensation	(868)	(1,414)
Cumulative effect of change in accounting principle, net of tax	—	(1,041)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	1,486	1,394
Other assets	(1,060)	(730)
Accounts payable and accrued liabilities	(7,028)	(15,541)
Member redemption liability	1,193	—
Deferred revenue	5,246	1,846
Other liabilities	(55)	(40)
Net cash provided by operating activities	25,206	14,239
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,797)	(7,061)
Purchases of rights, patents and trademarks	—	(509)
Purchases of short-term investments	(79,491)	(124,121)
Proceeds from maturities and sales of short-term investments	71,040	115,320
Cash paid for acquisitions, net of cash acquired	—	(10,990)
Proceeds from sales of assets, net	14	—
Net cash used for investing activities	(14,234)	(27,361)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	—	(54,209)
Payments on capital leases	(4)	(50)
Proceeds from exercises of stock options	1,883	2,622
Repurchases of common stock	(2,657)	(1,643)
Payments for dividends	(13,727)	(12,868)
Excess tax benefits from stock-based compensation	868	1,414
Net cash used for financing activities	(13,637)	(64,734)
Effect of exchange rate changes on cash and cash equivalents	(2)	28
Change in cash and cash equivalents	(2,667)	(77,828)
Cash and cash equivalents, beginning of period	19,252	100,397
Cash and cash equivalents, end of period	$16,585	$22,569

UNITED ONLINE, INC.
Reconciliation of Non-GAAP Financial Data
(in thousands)

	Quarter Ended March 31,
	2007	2006
Free Cash Flow(4)
Net cash provided by operating activities	$25,206	$14,239
Add (deduct):
Capital expenditures	(5,797)	(7,061)
Excess tax benefits from stock-based compensation(a)	868	1,414
Free cash flow	$20,277	$8,592

(a) In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.
Supplemental Schedule of Segment Information
(in thousands)

	Quarter Ended March 31, 2007
	Content & Media	Communications	Unallocated Corporate Expenses	Total
Billable services	$23,354	$72,966	$—	$96,320
Advertising	20,821	12,710	—	33,531
Total revenues	44,175	85,676	—	129,851
Operating expenses:
Cost of revenue	10,102	18,951	194	29,247
Sales and marketing	21,007	24,126	892	46,025
Product development	4,373	7,853	1,245	13,471
General and administrative	5,102	4,464	5,923	15,489
Amortization of intangible assets	3,280	215	—	3,495
Total operating expenses	43,864	55,609	8,254	107,727
Operating income (loss)	311	30,067	(8,254)	22,124
Depreciation	2,174	2,552	19	4,745
Amortization	3,280	215	—	3,495
Operating income before depreciation and amortization	5,765	32,834	(8,235)	30,364
Stock-based compensation	—	—	4,047	4,047
Adjusted operating income before depreciation and amortization	$5,765	$32,834	$(4,188)	$34,411

	Quarter Ended March 31, 2007
	Content & Media	Communications	Unallocated Corporate Expenses	Total
Billable services	$20,497	$90,659	$—	$111,156
Advertising	6,493	9,683	—	16,176
Total revenues	26,990	100,342	—	127,332
Operating expenses:
Cost of revenue	4,072	25,581	237	29,890
Sales and marketing	12,133	30,342	944	43,419
Product development	2,722	8,628	1,466	12,816
General and administrative	3,639	5,160	7,447	16,246
Amortization of intangible assets	3,705	684	—	4,389
Total operating expenses	26,271	70,395	10,094	106,760
Operating income (loss)	719	29,947	(10,094)	20,572
Depreciation	1,870	2,837	—	4,707
Amortization	3,705	684	—	4,389
Operating income before depreciation and amortization	6,294	33,468	(10,094)	29,668
Stock-based compensation	—	—	4,969	4,969
Adjusted operating income before depreciation and amortization	$6,294	$33,468	$(5,125)	$34,637

UNITED ONLINE, INC.
Selected Quarterly Historical Financial Data and Key Metrics(a)

	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Revenues (in thousands):
Content & Media	$44,175	$43,592	$37,483	$38,652	$26,990
Communications	85,676	87,194	92,153	96,248	100,342
Total	$129,851	$130,786	$129,636	$134,900	$127,332
Net income (in thousands)	$13,028	$4,559	$13,436	$11,585	$12,692
Net income per diluted share	$0.19	$0.07	$0.20	$0.18	$0.20
Pay accounts(3) (in thousands)	4,984	4,854	4,912	4,996	5,093
Active accounts(3) (in millions)	20.1	20.1	20.8	20.7	18.7
Number of employees at end of period	1,008	1,006	1,023	1,016	912

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.
Analysis of Pay Accounts (3)
(in thousands)

	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Content & Media(a)
Social networking	2,433	2,169	2,079	2,029	1,945
Other	87	86	85	81	76
Total	2,520	2,255	2,164	2,110	2,021
Communications(b)
Access	2,158	2,282	2,425	2,556	2,751
Other	306	317	323	330	321
Total	2,464	2,599	2,748	2,886	3,072
Total pay accounts(3)	4,984	4,854	4,912	4,996	5,093

(a) Content & Media includes social networking, Web hosting and photo sharing.

(b) Communications includes Internet access, VoIP, premium content, premium email and security suite.